First Quarter 2025 FINANCIAL RESULTS April 30, 2025

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; the impact of tariffs and global trade disruptions on us and our customers; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including customer defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire those properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power, labor or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to maintain our status as a real estate investment trust for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Presentation. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating the Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

Announces Landmark Agreements with Tyson Foods

Agreements Summary and Timeline

Acquisition and Warehousing Agreements[1]

- Agreement to acquire four assets (Pottsville, PA; Olathe, KS; Rochelle, IL; Tolleson, AZ) from Tyson Foods for $247M
- Agreement to design, build, and operate two next-generation, fully automated cold storage warehouses in major U.S. markets, which Tyson Foods will occupy as an anchor customer
- Tyson Foods also expected to occupy our newly developed Hazelton, PA warehouse as anchor customer

Second Quarter 2025

- Expected closing of asset acquisitions, launch of integration, and welcoming ~1,000 existing Tyson Foods employees
- Tyson Foods to begin storing product at Hazelton, PA warehouse

Second Half 2025: Expected Development Groundbreaking

- Lineage begins development on two greenfield warehouses

2027/2028 and Beyond: Operations Transition

- As the two greenfield developments commence operations, acquired warehouses transition to public refrigerated warehouses

Assets to be Acquired

1.4M Square Feet

49M Cubic Feet

160K Pallet Positions

$247M Purchase Price

Expected Greenfield Developments

~1M Square Feet

80M Cubic Feet

260K Pallet Positions

$740M+ Capex Spend

9-11% Expected Yield

1. The acquisition agreement is subject to customary closing conditions and expected to close in Q2 2025. The entry into the warehousing agreement is a closing condition and expected to be entered into at or prior to closing of the acquisition.

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Q1 2025 Highlights

- **Landmark Agreements with Tyson Foods**
  - $100M+ stabilized EBITDA when complete
- **Q1 25 saw normal seasonality, as expected,** against elevated inventory levels last year
  - Revenue down (3)%
  - EBITDA down (7)%
  - Same WH physical occupancy held strong at 76.5%
- **AFFO per share +6%**
- **LinOS continues to exceed expectations in initial pilots**
  - LinOS and Lean initiatives are offsetting cost increases

- Additional Capital Deployment:
  - **Acquired three warehouse campuses from Bellingham Cold Storage for $121M** on April 1, complementing our existing portfolio in the Pacific Northwest
  - **~$67M deployed for development**
    - Completed one semi-automated expansion and commenced one fully automated expansion at high-utilization European sites


SAFE
We should all return home free of injury every day
TRUST
We all play a position that is key to the company's success
BOLD
We take informed risks, and make tough decisions
OUR VALUES
RESPECT
We put our shared interests ahead of any individual or team
INNOVATION
We welcome challenges and seek to solve them creatively and without boundaries
SERVANT LEADERSHIP
We are positive and focus on meeting the needs of those we support

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Q1 2025 Financial Results 5 Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $254 $334 $327 $304 Q1 22 Q1 23 Q1 24 Q1 25 22.5% 25.1% 24.6% 23.5% Q1 22 Q1 23 Q1 24 Q1 25 $1,127 $1,333 $1,328 $1,292 Q1 22 Q1 23 Q1 24 Q1 25 (3)%flatYoY growth +18% (7)%(2)%YoY growth +32% (110)bps(50)bpsYoY growth +260bps $0.81 $0.86 Q1 24 Q1 25 +6%YoY growth

$785 $958 $969 $944 Q1 22 Q1 23 Q1 24 Q1 25 Revenue 1. As reported. 1Q 2023 and 1Q 2024 details represent the same warehouse pool for their respective time periods. 1Q 2025 details represent the 1Q 2025 same warehouse pool. 6 Q1 2025 Highlights • Revenue declined with a return to more typical seasonality vs last year’s elevated inventory levels • Continued emphasis on efficient operations with Same WH cost of operations down 2% YoY • LinOS pilots at conventional warehouses driving exciting productivity improvements 2025 Segment Outlook • Normal seasonality implies ~47% of full year NOI in H1 • Recently, additional uncertainty related to macro economic factors, including tariff policies, have contributed to customer hesitancy o ~15% of U.S. throughput volume is directly tied to import/export activity • Expect YoY decline in Q2, similar to Q1 • Return to growth in H2 due to normal seasonality and easing comps • Will have more visibility when tariff policies stabilize Global Warehousing Segment $M 39.1% margin 39.5% margin 35.6% margin Total Segment $285 $386 $385 $360 Q1 22 Q1 23 Q1 24 Q1 25 NOI Same Warehouse Details1 1Q 2023 1Q 2024 1Q 2025 Same WH NOI Growth 22.5% (2.9)% (7.9)% Physical Occupancy 84.5% 79.1% 76.5% Economic Occupancy 89.6% 85.1% 82.1% Warehouses 351 416 427 (3)%+1%YoY growth +22% (7)%flatYoY growth +35%

$342 $376 $359 $348 Q1 22 Q1 23 Q1 24 Q1 25 Revenue 7 Global Integrated Solutions Segment $M Total Segment Q1 2025 Highlights • New business wins from 2H24 coming online over the course of 2025 • GIS transportation solutions increasingly in focus as customers react to US tariff announcements 2025 Segment Outlook • Q1 activity and customer wins supportive of strong year • Sequential improvement expected each quarter • Easier comps in the second half will help drive double- digit growth $52 $57 $59 $57 Q1 22 Q1 23 Q1 24 Q1 25 NOI 16.4% margin 16.4% margin 15.4% margin (3)%(5)%YoY growth +10% (3)%+4%YoY growth +10% 15.2% margin

Total debt outstanding of $5.2B • ~3.5 years remaining weighted average term • Weighted average interest rate of 2.6% Net debt and debt-like-obligations of $6.7B • Leverage ratio of 5.2x 8 Capital Structure Update As of 3/31/2025 Total Debt $5,199 Debt-like Obligations $1,734 Gross Debt $6,933 Cash and Equivalents (excluding Restricted Cash) ($195) Net Debt $6,738 LTM Adj. EBITDA $1,306 Net Debt/ Adj. EBITDA 5.2x $M Net Debt to Adjusted EBITDABalance Sheet Total liquidity of ~$1.7B: • $197M in available cash • ~$1.5B capacity on revolving credit facility Liquidity

Maintaining 2025 Guidance

2025 Guidance	Range	Comments
Adjusted EBITDA ($M)	$1,350 - $1,400	No change; includes ~$25M contribution from announced acquisitions, monitoring tariff uncertainty causing customer hesitancy
AFFO per share	$3.40 - $3.60	No change; includes ~$0.05 contribution from announced acquisitions

Note: Guidance excludes the impact of unannounced future acquisitions or developments

Additional Modeling Support ($M)	Range	Comments
General and administrative expense, cash	$480 - $500	No change
Stock-based compensation expense	~$140	No change
Interest expense, net	$260 - $280	Midpoint increased by $10M due to acquisitions
Income tax expense, current	$25 - $35	Midpoint decreased by $(10)M due to international tax
Recurring maintenance capex	$190 - $205	No change
Adjusted diluted weighted average common shares outstanding	~257m	No change

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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10 Competitive Advantages Fueling Growth Flywheel Compounding growth to drive shareholder value Increasing NOI and Same Warehouse Growth Yields Additional Investment Capacity Accretive Capital Deployment in Development Projects and M&A Supports Future NOI Growth Maintaining adjusted EBITDA and AFFO guidance; return to normal seasonality and easing comps in second half Well-positioned to capture strong operating leverage on revenue growth AFFO per share +6% Distributed quarterly dividend representing $2.11 annualized rate Landmark Tyson Foods agreements showcase our unique value proposition to customers, leveraging our global footprint, data-driven approach, LinOS, and automation technology Strong Cash Flow and Tax-Efficient REIT Structure Creates Efficient Cost of Capital

Supplemental Financial and Operating Data 11

Global Warehouse Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

(in millions except revenue per pallet)	Three Months Ended March 31, 2025	2024	Change
Warehouse storage	$491	$516	(4.8) %
Warehouse services	453	453	— %
Total global warehousing segment revenues	**$944**	**$969**	**(2.6) %**
Power	$49	$47	4.3 %
Labor[1]	356	354	0.6 %
Other warehouse costs[2]	179	183	(2.2) %
Total global warehousing segment cost of operations	**$584**	**$584**	**— %**
Global warehousing segment NOI	**$360**	**$385**	**(6.5) %**
Total global warehousing segment margin	38.1 %	39.7 %	(160) bps
Number of warehouse sites	469	463	
Warehouse storage[3]			
Average economic occupancy			
Average occupied economic pallets (in thousands)	8,056	8,187	(1.6) %
Economic occupancy percentage	81.0 %	83.6 %	(260) bps
Storage revenue per economic occupied pallet	$60.93	$62.98	(3.3) %
Average physical occupancy			
Average physical occupied pallets (in thousands)	7,506	7,603	(1.3) %
Average physical pallet positions (in thousands)	9,949	9,796	1.6 %
Physical occupancy percentage	75.4 %	77.6 %	(220) bps
Storage revenue per physical occupied pallet	$65.39	$67.82	(3.6) %
Warehouse services[3]			
Throughput pallets (in thousands)	12,984	12,874	0.9 %
Warehouse services revenue per throughput pallet	$32.02	$32.40	(1.2) %

1. Labor cost of operations excludes less than $1 million of stock-based compensation expense for the three months ended March 31, 2025.
2. Includes real estate rent expense of $23 million and $25 million for the three months ended March 31, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $5 million and $5 million for the three months ended March 31, 2025 and 2024, respectively.
3. Warehouse storage and warehouse services metrics exclude managed sites.

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SAME WAREHOUSE FINANCIAL PERFORMANCE Global Warehouse Segment – Same Warehouse 131. Warehouse storage and warehouse services metrics exclude managed sites. Three Months Ended March 31, (in millions except revenue per pallet) 2025 2024 Change Warehouse storage $456 $483 (5.6) % Warehouse services 419 430 (2.6) % Total same warehouse revenues $875 $913 (4.2) % Power $44 $44 — % Labor 331 336 (1.5) % Other warehouse costs 163 167 (2.4) % Total same warehouse cost of operations $538 $547 (1.6) % Same warehouse NOI $337 $366 (7.9) % Total same warehouse margin 38.5% 40.1% (160) bps Number of warehouse sites 427 427 Warehouse storage1 Average economic occupancy Average occupied economic pallets (in thousands) 7,487 7,671 (2.4) % Economic occupancy percentage 82.1% 83.6% (150) bps Storage revenue per economic occupied pallet $60.88 $63.00 (3.4) % Average physical occupancy Average physical occupied pallets (in thousands) 6,974 7,109 (1.9) % Average physical pallet positions (in thousands) 9,121 9,173 (0.6) % Physical occupancy percentage 76.5% 77.5% (100) bps Storage revenue per physical occupied pallet $65.36 $67.97 (3.8) % Warehouse services1 Throughput pallets (in thousands) 11,894 12,109 (1.8) % Warehouse services revenue per throughput pallet $32.06 $32.54 (1.5) %

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE Global Warehouse Segment – Non-Same Warehouse 141. Warehouse storage and warehouse services metrics exclude managed sites. Three Months Ended March 31, (in millions except revenue per pallet) 2025 2024 Change Warehouse storage $35 $33 6.1 % Warehouse services 34 23 47.8 % Total non-same warehouse revenues $69 $56 23.2 % Power $5 $3 66.7 % Labor 25 18 38.9 % Other warehouse costs 16 16 — % Total non-same warehouse cost of operations $46 $37 24.3 % Non-same warehouse NOI $23 $19 21.1 % Total non-same warehouse margin 33.3% 33.9% (60) bps Number of warehouse sites 42 36 Warehouse storage1 Average economic occupancy Average occupied economic pallets (in thousands) 569 516 10.3 % Economic occupancy percentage 68.7% 82.8% (1,410) bps Storage revenue per economic occupied pallet $61.51 $62.80 (2.1) % Average physical occupancy Average physical occupied pallets (in thousands) 532 494 7.7 % Average physical pallet positions (in thousands) 828 623 32.9 % Physical occupancy percentage 64.3% 79.3% (1,500) bps Storage revenue per physical occupied pallet $65.78 $65.63 0.2 % Warehouse services1 Throughput pallets (in thousands) 1,090 765 42.5 % Warehouse services revenue per throughput pallet $31.52 $30.12 4.6%

Global Warehouse Segment – Same Warehouse (Q1 2025 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST FIVE QUARTERS

	Three Months Ended					YoY % Change
(in millions except revenue per pallet)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	1Q 2025 vs 1Q 2024
Warehouse storage	$483	$480	$479	$479	$456	(5.6) %
Warehouse services	430	433	441	439	419	(2.6) %
Total same warehouse revenues	**$913**	**$913**	**$920**	**$918**	**$875**	**(4.2) %**
Power	$44	$46	$54	$49	$44	— %
Labor	336	338	334	333	331	(1.5) %
Other warehouse costs	167	162	164	173	163	(2.4) %
Total same warehouse cost of operations	**$547**	**$546**	**$552**	**$555**	**$538**	**(1.6) %**
Same warehouse NOI	**$366**	**$367**	**$368**	**$363**	**$337**	**(7.9) %**
Total same warehouse margin	*40.1 %*	*40.2 %*	*40.0 %*	*39.5 %*	*38.5 %*	*(160) bps*
Number of warehouse sites	427	427	427	427	427	
Warehouse storage[1]						
Average economic occupancy						
Average economic occupied pallets (in thousands)	7,671	7,635	7,598	7,812	7,487	
Economic occupancy percentage	83.6 %	83.2 %	83.0 %	85.5 %	82.1 %	
Storage revenue per economic occupied pallet	$63.00	$62.82	$63.09	$61.35	$60.88	
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,109	7,041	6,977	7,263	6,974	
Average physical pallet positions (in thousands)	9,173	9,182	9,158	9,134	9,121	
Physical occupancy percentage	77.5 %	76.7 %	76.2 %	79.5 %	76.5 %	
Storage revenue per physical occupied pallet	$67.97	$68.12	$68.70	$66.00	$65.36	
Warehouse services[1]						
Throughput pallets (in thousands)	12,109	12,406	12,400	12,360	11,894	
Warehouse services revenue per throughput pallet	$32.54	$31.80	$32.31	$32.36	$32.06	

Note: Same Warehouse figures based on the Q1 2025 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude managed sites.

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1. Labor cost of operations excludes stock based compensation expense of $1 million for the three months ended March 31, 2025. 2. Transportation includes railcar leasing Global Integrated Solutions Segment 16 Three Months Ended March 31, (in millions) 2025 2024 Change Global Integrated Solutions segment revenues $348 $359 (3.1) % Global Integrated Solutions cost of operations1 $291 $300 (3.0) % Global Integrated Solutions segment NOI $57 $59 (3.4) % Global Integrated Solutions margin 16.4% 16.4% — bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown Q1 2025 Revenue2

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	11	1.0	63	205	$301	$0	$17	$30	55%	10%
13-24	6	1.2	61	193	287	0	25	36	69%	13%
1-12	5	0.7	40	124	303	2	(7)	30	(23%)	10%
1-36	**22**	**3.0**	**164**	**522**	**$891**	**$2**	**$34**	**$96**	**36%**	**11%**
In Process	**6**	**0.8**	**51**	**203**	**$388**	**$166**	**($1)**	**$41**	**0%**	**10%**
Total	**28**	**3.8**	**216**	**725**	**$1,279**	**$169**	**$34**	**$137**	**25%**	**11%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$137M	-	$34M	=	$103M

Completed Projects by Q1 2025 Same Store Pool

	Project Count	LTM NOI (in millions)
Same Warehouse Pool	12	$27
Non-Same Warehouse Pool	10	$7
Total	**22**	**$34**

Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. As of March 31, 2025.

1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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Debt Summary

DEBT DETAIL

(in millions)	As of March 31, 2025		
	Balance	Contracted Interest Rate	Stated Maturity Date[1]
Unsecured Revolving Credit Facility[2]	$1,962	SOFR + 0.10% + 0.925%	2/15/2029
Unsecured Term Loan – Floating	1,000	SOFR + 0.10% + 0.925%	2/15/2029
Total Unsecured Loans	**$2,962**		
Private Placement (USD Tranches) – Series A and B	675	2.39%	Various
Private Placement (EUR Tranches) – Series C, D, G, H and I	670	2.06%	Various
Private Placement (GBP Tranches) – Series E and F	356	2.05%	Various
Fuentes	16	Various	Various
Total Unsecured Notes	**$1,717**		
Polar Chicago Real Estate	20	4.30%	6/6/2025
PFS Westfield Real Estate	20	4.78%	12/11/2026
Total CMBS	**$40**		
Every Bear	228	4.51%	10/10/2028
Richland (Incl. Expansion)	162	4.10%	1/1/2026
Cool Port	81	SOFR + 1.77%	3/5/2029
Other	8	Various	Various
Total Other Real Estate Secured Debt	**$479**		
Equipment Financing	1		Various
Total Debt	**$5,199**		
Current Portion Long-Term Debt	(55)		
Deferred Financing Costs	(12)		
Below-Market Debt	(4)		
Above-Market Debt	2		
Total Long-Term Debt, Net	**$5,130**		
Current Portion Long-Term Debt	55		
Total Debt, Net	**$5,185**		
Finance Lease Obligations	1,405		
Failed sale-leaseback financing obligations	69		
Kloosterboer preference shares	260		
Total Debt and Debt-Like Obligations	**$6,919**		
Deferred Financing Costs	12		
Above/Below Market Debt, Net	2		
Gross Debt	**$6,933**		
Less: Money Market Fund	(104)		
Less: Remaining Available Cash and Cash Equivalent	(91)		
Net Debt	**$6,738**		

1. Stated maturity dates assume the exercise of extension options.
2. RCF interest rate is inclusive of the 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION Debt Summary 19Note: As of March 31, 2025. USD $3,872 74% Other 1,327 26% Secured $520 10% Unsecured $4,679 90% Fixed $2,156 42% Floating - Unhedged $543 10% Floating - Hedged $2,500 48% Fixed vs Floating Secured vs Unsecured By Currency $M $M $M $M $1,962 $1,000 $630 $550 $119 $326 $162 $228 $42 $793 $90 $778 $3,168 $328 2025 2026 2027 2028 2029 2030+ Revolver Term Loan A Other Unsecured Debt Real Estate Secured Debt Equipment Financing Other Secured Debt Debt Maturity

INTEREST EXPENSE SUMMARY Debt Summary 20 1. Stated maturity dates assume the exercise of extension options. Interest Expense (in millions) Current Rate Maturity1 Q1 2025 Revolver S + 10bps + 0.925% 2/15/2029 $ 25 Term Loan A S + 10bps + 0.925% 2/15/2029 13 Private Placement Notes Various Various 9 Oakland Cool Port Financing S + 1.76% 5/5/2029 1 Other Debt Various Various 9 Total Gross Interest Expense $ 57 Gain on hedge instruments (19) Capitalized interest (3) Interest income (2) Amortization of deferred financing costs and other financing fees 3 Finance lease liabilities interest 24 Interest Expense, net $ 60

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	YoY Change
Global warehousing	$20	$34	$38	$57	$29	45.0 %
Global integrated solutions	$5	$4	$1	$11	$1	(80.0) %
Information technology and other	$5	$10	$6	$4	$2	(60.0) %
Recurring maintenance capital expenditures	**$30**	**$48**	**$45**	**$72**	**$32**	**6.7 %**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	YoY Change
Global warehousing	$8	$10	$14	$33	$8	— %
Global integrated solutions	$–	$1	$–	$2	$–	— %
Information technology and other	$9	$4	$5	$8	$4	(55.6) %
Integration capital expenditures	**$17**	**$15**	**$19**	**$43**	**$12**	**(29.4) %**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	YoY Change
Greenfield and expansion expenditures	$36	$95	$66	$73	$37	2.8 %
Energy and economic return initiatives	$22	$25	$24	$18	$16	(27.3) %
Information technology transformation and growth initiatives	$12	$15	$23	$5	$14	16.7 %
External growth capital investments	**$70**	**$135**	**$113**	**$96**	**$67**	**(4.3) %**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	YoY Change
Recurring maintenance capital expenditures	$30	$48	$45	$72	$32	6.7 %
Integration capital expenditures	$17	$15	$19	$43	$12	(29.4) %
External growth capital investments	$70	$135	$113	$96	$67	(4.3) %
Total capital expenditures	**$117**	**$198**	**$177**	**$211**	**$111**	**(5.1) %**
Acquisitions, including equity issued and net of cash acquired and adjustments	$59	$14	$40	$233	$—	(100.0) %
Total capital expenditures and acquisitions	**$176**	**$212**	**$217**	**$444**	**$111**	**(36.9) %**

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Repair and Maintenance Expenses 22 (in millions) Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 YoY Change Global warehousing $33 $36 $40 $35 $34 3.0% Global integrated solutions $14 $13 $13 $14 $13 (7.1)% Repair and maintenance expenses $47 $49 $53 $49 $47 — %

HISTORICAL UTILIZATION AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 23 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 75.4% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% 81.0% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Physical Utilization Economic Utilization Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% 42.0% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 241. As reported. Same Warehouse NOI – Recent Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2025 (7.9)%

Consolidated Balance Sheets 25 March 31, December 31, (in millions, except par values) 2025 2024 (unaudited) Assets Current assets: Cash, cash equivalents, and restricted cash $ 197 $ 175 Accounts receivable, net 847 826 Inventories 175 187 Prepaid expenses and other current assets 171 97 Total current assets 1,390 1,285 Non-current assets: Property, plant, and equipment, net 10,644 10,627 Finance lease right-of-use assets, net 1,231 1,254 Operating lease right-of-use assets, net 618 627 Equity method investments 128 124 Goodwill 3,379 3,338 Other intangible assets, net 1,116 1,127 Other assets 262 279 Total assets $ 18,768 $ 18,661 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,132 $ 1,220 Accrued dividends and distributions 134 134 Deferred revenue 84 83 Current portion of long-term debt, net 55 56 Total current liabilities 1,405 1,493 Non-current liabilities: Long-term finance lease obligations 1,240 1,249 Long-term operating lease obligations 598 605 Deferred income tax liability 324 304 Long-term debt, net 5,130 4,906 Other long-term liabilities 425 410 Total liabilities 9,122 8,967 Commitments and contingencies (Note 16) Redeemable noncontrolling interests 41 43 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at March 31, 2025 and December 31, 2024 2 2 Additional paid-in capital - common stock 10,791 10,764 Retained earnings (accumulated deficit) (1,976) (1,855) Accumulated other comprehensive income (loss) (231) (273) Total stockholders’ equity 8,586 8,638 Noncontrolling interests 1,019 1,013 Total equity 9,605 9,651 Total liabilities, redeemable noncontrolling interests, and equity $ 18,768 $ 18,661

Consolidated Statements of Operations 26 Three Months Ended March 31, (in millions, except per share amounts) 2025 2024 (unaudited) Net revenues $ 1,292 $ 1,328 Cost of operations 876 884 General and administrative expense 154 124 Depreciation expense 158 158 Amortization expense 54 53 Acquisition, transaction, and other expense 15 8 Restructuring, impairment, and (gain) loss on disposals (21) — Total operating expense 1,236 1,227 Income from operations 56 101 Other income (expense): Equity income (loss), net of tax (4) (2) Gain (loss) on foreign currency transactions, net 16 (11) Interest expense, net (60) (139) Gain (loss) on extinguishment of debt — (7) Total other income (expense), net (48) (159) Net income (loss) before income taxes 8 (58) Income tax expense (benefit) 8 (10) Net income (loss) — (48) Less: Net income (loss) attributable to noncontrolling interests — (8) Net income (loss) attributable to Lineage, Inc. $ — $ (40) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on foreign currency hedges and interest rate hedges (17) 3 Foreign currency translation adjustments 64 (74) Comprehensive income (loss) 47 (119) Less: Comprehensive income (loss) attributable to noncontrolling interests 5 (16) Comprehensive income (loss) attributable to Lineage, Inc. $ 42 $ (103) Basic earnings (loss) per share $ 0.01 $ (0.28) Diluted earnings (loss) per share $ 0.01 $ (0.28) Weighted average common shares outstanding: Basic 228 162 Diluted 228 162

Consolidated Statements of Cash Flows 27 Three Months Ended March 31, 2025 2024 (unaudited) Cash flows from operating activities: Net income (loss) $ — $ (48) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 1 1 Impairment of long-lived and intangible assets 1 — Gain on insurance recovery (see Note 16, Commitments and contingencies) (24) — Depreciation and amortization 212 211 (Gain) loss on extinguishment of debt, net — 7 Amortization of deferred financing costs and above/below market debt 2 6 Stock-based compensation 40 5 (Gain) loss on foreign currency transactions, net (16) 11 Deferred income tax 11 (23) Put Options fair value adjustment 2 — Proceeds from insurance recoveries - business interruption (see Note 16, Commitments and contingencies) 8 — Other operating activities 2 3 Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable (24) 36 Prepaid expenses, other assets, and other long-term liabilities (39) (21) Inventories 12 2 Accounts payable and accrued liabilities and deferred revenue (51) (83) Right-of-use assets and lease obligations 2 (2) Net cash provided by operating activities $ 139 $ 105 Cash flows from investing activities: Acquisitions, net of cash acquired — (59) Deposits on pending acquisitions and related refunds, net — 2 Purchase of property, plant, and equipment (151) (147) Proceeds from sale of assets 2 2 Proceeds from insurance recovery on impaired long-lived assets 17 — Investments in Emergent Cold LatAm Holdings, LLC (7) (5) Other investing activity 1 5 Net cash used in investing activities $ (138) $ (202)

Consolidated Statements of Cash Flows (continued) 28 Three Months Ended March 31, 2025 2024 (unaudited) Cash flows from financing activities: Dividends and other distributions $ (134) $ (112) Redemption of redeemable noncontrolling interests — (6) Financing fees — (44) Proceeds from long-term debt — 81 Repayments of long-term debt and finance leases (25) (972) Payment of deferred and contingent consideration liabilities (2) — Borrowings on revolving line of credit 582 1,837 Repayments on revolving line of credit (398) (632) Redemption of common stock — (25) Other financing activity (2) (6) Net cash provided by financing activities $ 21 $ 121 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash — (1) Net increase (decrease) in cash, cash equivalents, and restricted cash 22 23 Cash, cash equivalents, and restricted cash at the beginning of the period $ 175 $ 71 Cash, cash equivalents, and restricted cash at the end of the period $ 197 $ 94 Supplemental disclosures of cash flow information: Cash paid for taxes $ 1 $ 9 Cash paid for interest 86 161 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities 78 73 Accrued dividends, distributions, and dividend equivalents 135 11 Assets acquired through exercise of a purchase option in a finance lease 11 —

29 Appendix: Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 20 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. NOI Margin is calculated as NOI divided by revenues. 2. Reflects year-over-year growth for each respective period. Three Months Ended March 31, (in millions) 2022 2023 2024 2025 Net Income (Loss) $1 $19 $(48) $— Stock-based compensation expense in cost of operations — — — 1 General and administrative expense 88 115 124 154 Depreciation expense 117 129 158 158 Amortization expense 49 52 53 54 Acquisition, transaction, and other expenses 19 11 8 15 Restructuring, impairment, and (gain) loss on disposals — 4 — (21) Equity (income) loss, net of Tax — — 2 4 (Gain) loss on foreign currency transactions, net (3) 1 11 (16) Interest expense, net 66 115 139 60 (Gain) loss on extinguishment of Debt — — 7 — Income tax expense (benefit) — (3) (10) 8 NOI $337 $443 $444 $417 Net revenues $1,127 $1,333 $1,328 $1,292 NOI Margin1 29.9% 33.2% 33.4% 32.3 % NOI Growth2 31.5% 0.2% (6.1)%

Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME - LAST FIVE QUARTERS (Q1 2025 Pool)

(in millions)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net Income (Loss)	**$(48)**	**$(80)**	**$(543)**	**$(80)**	**$—**
Stock-based compensation expense in cost of operations	—	—	1	2	1
General and administrative expense	124	127	143	145	154
Depreciation expense	158	164	156	181	158
Amortization expense	53	55	54	55	54
Acquisition, transaction, and other expenses	8	12	592	39	15
Restructuring, impairment, and (gain) loss on disposals	—	15	8	34	(21)
Equity (income) loss, net of Tax	2	1	—	3	4
(Gain) loss on foreign currency transactions, net	11	(2)	(14)	30	(16)
Interest expense, net	139	148	82	61	60
(Gain) loss on extinguishment of debt	7	—	6	4	—
Other nonoperating (income) expense, net	—	—	(1)	2	—
Income tax expense (benefit)	(10)	7	(45)	(41)	8
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**
NOI by Segment					
Global warehousing NOI	$385	$384	$383	$382	$360
Global integrated solutions NOI	59	63	56	53	57
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**
Global warehousing NOI					
Same warehouse NOI (Q1 2025 pool)	$366	$367	$368	$363	$337
Non-same warehouse NOI	19	17	15	19	23
Total global warehousing NOI	**$385**	**$384**	**$383**	**$382**	**$360**
Same store warehouses (Q1 2025 pool)	427	427	427	427	427

Notes: Same Warehouse figures based on the Q1 2025 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME QTD Non-GAAP Reconciliations 22Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended March 31, (in millions) 2022 2023 2024 2025 Net Income (loss) $1 $19 $(48) $— Adjustments: Depreciation and amortization expense $166 $181 $211 $212 Interest expense, net 66 115 139 60 Income tax expense (benefit) — (3) (10) 8 EBITDA $233 $312 $292 $280 Adjustments: Net loss (gain) on sale of real estate assets — 2 — — Impairment write-downs on real estate property — 1 — — Allocation of EBITDAre of noncontrolling interests (1) (2) (1) — EBITDAre $232 $313 $291 $280 Adjustments: Net (gain) loss on sale of non-real estate assets $— $(1) $(1) $(2) Other nonoperating (income) expense, net — — — — Acquisition, restructuring, and other 19 14 9 17 Technology transformation — — 3 5 (Gain) loss on property destruction — — — (24) (Gain) loss on foreign currency transactions, net (3) 1 11 (16) Stock-based compensation expense 4 5 5 40 (Gain) loss on extinguishment of debt — — 7 — Non-real estate impairment — — — 1 Allocation related to unconsolidated JVs 2 2 1 3 Allocation adjustments of noncontrolling interests — — 1 — Adjusted EBITDA $254 $334 $327 $304 Net revenues $1,127 $1,333 $1,328 $1,292 Adjusted EBITDA as a % of Revenue 22.5% 25.1% 24.6% 23.5 % Adjusted EBITDA Growth 31.5% (2.1)% (7.0)%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME - LAST TWELVE MONTHS (LTM) Non-GAAP Reconciliations 33Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended Twelve Months Ended (in millions) June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 March 31, 2025 Net Income (loss) $(80) $(543) $(80) $— $(703) Adjustments: Depreciation and amortization expense 219 210 236 212 877 Interest expense, net 148 82 61 60 351 Income tax expense (benefit) 7 (45) (41) 8 (71) EBITDA $294 $(296) $176 $280 $454 Adjustments: Net loss (gain) on sale of real estate assets 3 2 5 — 10 Impairment write-downs on real estate property 5 4 2 — 11 Allocation of EBITDAre of noncontrolling interests — (1) 1 — — EBITDAre $302 $(291) $184 $280 $475 Adjustments: Net (gain) loss on sale of non-real estate assets (1) — 1 (2) (2) Other nonoperating (income) expense, net — (1) 2 — 1 Acquisition, restructuring, and other 17 470 46 17 550 Technology transformation 7 5 7 5 24 (Gain) loss on property destruction 1 (5) (47) (24) (75) (Gain) loss on foreign currency transactions, net (2) (14) 30 (16) (2) Stock-based compensation expense 6 160 44 40 250 (Gain) loss on extinguishment of debt — 6 4 — 10 Non-real estate impairment — — — 1 1 Impairment of intangible assets — — 63 — 63 Allocation related to unconsolidated JVs 4 4 2 3 13 Allocation adjustments of noncontrolling interests — (1) (1) — (2) Adjusted EBITDA $334 $333 $335 $304 $1,306

Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME QTD

	Three Months Ended March 31,			
	2022	2023	2024	2025
Net Income (loss)	**$1**	**$19**	**$(48)**	**$—**
Adjustments:				
Real estate depreciation	$71	$80	$85	$85
In-place lease intangible amortization	2	2	2	1
Net loss (gain) on sale of real estate assets	—	2	—	—
Impairment write-downs on real estate property	—	1	—	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	1	1	1
Allocation of noncontrolling interests	—	—	(1)	—
FFO	**$75**	**$105**	**$39**	**$87**
Adjustments:				
Net (gain) loss on sale of non-real estate assets	$—	$(2)	$(1)	$(2)
Finance lease ROU asset amortization - real estate related	19	17	18	18
Non-real estatement impairment	—	—	—	1
Other nonoperating (income) expense, net	—	—	—	—
Acquisition, restructuring, and other	19	15	9	20
Technology transformation	—	—	3	5
(Gain) Loss from property destruction	—	—	—	(24)
(Gain) loss on foreign currency transactions, net	(3)	1	11	(16)
(Gain) loss on extinguishment of debt	—	—	7	—
Core FFO	**$110**	**$136**	**$86**	**$89**
Adjustments:				
Non-real estate depreciation and amortization	$70	$75	$100	$100
Finance lease ROU asset amortization - non-real estate	4	6	7	8
Amortization of deferred financing costs	4	5	6	3
Amortization of debt discount / premium	—	1	—	(1)
Deferred income taxes expense (benefit)	1	(15)	(23)	11
Straight line net operating rent	1	1	(2)	1
Amortization of above / below market leases	—	—	—	—
Stock-based compensation expense	4	4	5	40
Recurring maintenance capital expenditures	(26)	(30)	(30)	(32)
Allocation related to unconsolidated JVs	—	—	1	1
Allocation of noncontrolling interests	(1)	(1)	(2)	(1)
Adjusted FFO	**$167**	**$182**	**$148**	**$219**
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	148	162	162	228
Partnership common units and OP units held by Non-Company LPs	20	20	20	22
Equity compensation and other unvested units	—	—	—	6
Adjusted diluted weighted average common shares outstanding	**168**	**182**	**182**	**256**
Adjusted FFO per diluted common share	**$0.99**	**$1.00**	**$0.81**	**$0.86**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 35Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. As of March 31, (in millions) 2025 Total debt, net $5,185 Finance lease obligations 1,405 Failed sale-leaseback financing obligations 69 Kloosterboer preference shares 260 Total debt and debt-like obligations $6,919 Deferred financing costs 12 Above/below market debt, net 2 Gross debt $6,933 Less: Cash and cash equivalents (excluding restricted cash) 195 Net debt $6,738 Adjusted EBITDA (for the twelve months ended) $1,306 Net debt to Adjusted EBITDA 5.2x

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, and net debt. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense. We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly- captioned metrics in a manner different than we do. We calculate “same warehouse NOI” as revenues for the same warehouse population less its cost of operations (excluding any depreciation and amortization, general and administrative expenses, stock-based compensation expense, restructuring and impairment expense, gains and losses on sale of assets, and acquisition, transaction, and other expense). We evaluate the performance of the warehouses we own, lease, or manage using a “same warehouse” analysis, and we believe that same warehouse NOI is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period, thereby eliminating the effects of changes in the composition of our warehouse portfolio on performance measures. We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 36

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Quarterly Report. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents. Adjusted net debt to Adjusted EBITDA is calculated using adjusted net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. Non-GAAP Financial Measures 37

C O N TA C T Thank you 38 Evan Barbosa VP, Investor Relations ir@onelineage.com